SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934

      Date of Report (Date of earliest event reported): September 28, 2004


                               City Network, Inc.
               (Exact name of registrant as specified in charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


       001-31954                                          98-0467944
(Commission File Number)                       (IRS Employer Identification No.)


 6F-3, No. 16, Jian Ba Road, Jhonghe City
     Taipei County, 235, Taiwan, ROC                        N/A
(Address of principal executive offices)                 (Zip Code)


    Registrant's telephone number, including area code: 011-886-2-8226-5566
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ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS,
            APPOINTMENT OF PRINCIPAL OFFICERS.

     On September 28, 2004, Yung-Yi Tseng was appointed by the Company's Board of Directors (the "Board") to serve as the Chief Financial Officer and a Director of City Network, Inc. (the "Company"). On September 28, 2004, the Board also increased number of directors of the Company to nine and appointed Chung-Chieh "Kevin" Lin, Yong Su, and Pi-Liang Liu to fill the new vacancies in directorships.

     The following are the biographies of the newly elected directors and principal officer:

     YUN-YI "STELLA" TSENG, 44 years of age, has been the Chief Financial Officer and a Director of the Board of City Network since November 2004. In 1998, Ms. Tseng established the asset management and financial consulting group called Chief Securities Investment Inc., where she was the chairman until December 2003. Over the course of five years, Ms. Tseng gradually developed Chief Securities Investment Inc. into a Taiwanese nation-wide operation with more than ten branch offices and over 400 employees. Furthermore, Ms. Tseng has participated in the financing of numerous private and public companies both in Taiwan and abroad. She is an experienced financial planner and experienced in company finance, accounting and auditing. In 2003, Ms. Tseng helped found Hyo-On Biotechnology Corp., where she is a company director and is primarily responsible for strategic growth and financial development. Ms. Tseng graduated from Shih-Hsin University in Taipei, Taiwan with a degree in Communications and Journalism.

     CHUNG-CHIEH "KEVIN" LIN, 44 years of age, has been a Director of City Network since November 2004. Since 1996, Mr. Lin has been the chairman of Chun-Yang Investment Co., Ltd., an investment company involved in corporate finance and securities consulting, since April 1997 and chairman of Sino-Freeze Biotechnology Co., Ltd. since February 2003. Mr. Lin has also been involved in venture capital and strategic investments and has invested in, developed and managed more than fifteen public and private companies in Taiwan and China. Mr. Lin's investment experience has been particularly in the biotech and electronics industries. Mr. Lin has a degree in Civil Engineering from Tamkang University.

     YONG SU, 49 years of age, has been a Director of City Network since November 2004. Mr. Su is currently a professor at the Business Administration Department at Fudan University and director of the Business Administration Department of the university's advanced studies and post-graduate program. He has worked for many companies as a corporate consultant, utilizing his expertise in corporate strategies planning, corporate culture management, company organization and marketing to provide operational guidelines and strategies. Mr. Su graduated from Fudan

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     University in 1986 with a master's degree in Cultural History and acquired a doctorate degree in Economics from Fudan University in 1994, whereupon he took a teaching position at the university immediately following his graduation. He is the author of over fifty journal articles and industry essays.

     PI-LIANG LIU, 64 years of age, has been a Director of City Network since November 2004. He is currently a director of Mega Financial Holding Company and Resident Supervisor at Chiao Tung Bank. He was the CEO of the Southern Taiwan Joint Services Center of the Executive Yuan of Taiwan from 1999 to 2001. From 1997 to 1999, he held the position of Secretary General at the Legislative Yuan of Taiwan's parliament. From 1991 to 1997, Mr. Liu was an Advisor and Director of the Liaison Office with the governing administration's cabinet for the Executive Yuan of Taiwan. He has also served at the post of Chairman of the Budget Committee for the Legislative Yuan of Taiwan. Mr. Liu obtained his master's degree in Arts from the School of Industrial Education at Northeastern Missouri State University in 1988. He was an Invited Researcher at the School of Public Administration of the University of Southern California in 1986. He obtained a bachelor's degree in law from the School of Law at the National Taiwan University in 1984. Also, he is an author of books such as Research on Developing Countries' Government Budgeting System and Research on Modern Democratic Governments' Budgeting Systems.

     The Board has determined that Mr. Liu shall be a member of the audit committee of the Board. There are no family relationships between or among any o the executive officers or directors of the Company. There have been no transactions to which the Company or any of its subsidiaries was or is to be a party, in which any of the new directors or officer had, or will have a direct or indirect material interest.

     The Company plans to enter into an employment agreement with Ms. Tseng. The Company's standard employment contract provides for the employee's salary, benefits and bonus compensation. The Company's employment contract does not specify the duration of employment but provides for severance payments pursuant to Taiwanese labor laws if the employee gives notice or if the Company terminates his or employment without cause.

     A copy of the Company's bylaws (adopted when the Company was named "Investment Agents, Inc."), is being filed as Exhibit 3.5 to this report. The bylaws set the number of directors of the Company at no less than five and no more than fifteen, such number to be determined by the Board of Directors from time to time.

ITEM 5.03 - AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
            YEAR

(b) On December 16, 2004, the Company determined to change its fiscal year end from February 28 to December 31. Accordingly, the Company will file a report on Form 10-QSB for the quarter ended November 30, 2004 and a report on Form 10-KSB for the ten months ended December 31, 2004.

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
ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following exhibit is being filed to this report.

    Exhibit No.                   Description
    -----------                   -----------

       3.5               Bylaws of City Network, Inc.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CITY NETWORK, INC.


                                           By: /s/ Tiao-Tsan Lai
                                              ---------------------------------
                                           Name:  Tiao-Tsan Lai
                                           Title: Chairman, President and Chief
                                                  Executive Officer

Dated: December 20, 2004

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